PROXY STATEMENT
        PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                     |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

        |X| Preliminary Proxy Statement

        |_| Definitive Proxy Statement

        |_| Definitive Additional Materials

        |_| Soliciting Material pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                             HENLEY HEALTHCARE, INC.
                (Name of Registrant as specified in its Charter)


                             HENLEY HEALTHCARE, INC.
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

        |X| No fee required

        |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

            (1) Title of each class of securities to which the transaction applies: NOT APPLICABLE

            (2) Aggregate number of securities to which the transaction applies: NOT APPLICABLE

            (3) Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11: NOT APPLICABLE

            (4) Proposed maximum aggregate value of the transaction: NOT APPLICABLE

        |_| Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

            (1)  Amount previously paid: NOT APPLICABLE
            (2)  Form, Schedule or Registration Statement Number: NOT APPLICABLE
            (3)  Filing Party: NOT APPLICABLE
            (4)  Date Filed: NOT APPLICABLE

     120 Industrial Boulevard, Sugar Land, Texas 77478-3128 -- 281-276-7000


A Worldwide Leader in
---------------------
[HENLEY HEALTHCARE LOGO]
---------------------
  Pain Management


MICHAEL M. BARBOUR
President and
Chief Executive Officer

                                                June 1, 1999

Dear Shareholder,

      On behalf of our entire Board of Directors, I cordially invite you to attend our annual meeting of shareholders on Friday, July 2, 1999. At the meeting, we will review Henley's performance for 1998.

      A notice of the meeting and Proxy Statement follow. You will also find enclosed your proxy voting card and the 1998 Annual Report. Your vote is important. Please take a moment now to complete, sign and date the enclosed proxy voting card and return it in the postage-paid envelope we have provided.

      I look forward to seeing you on June 25th and addressing your questions and comments.

                                                Sincerely,

                                                Michael M. Barbour

     120 Industrial Boulevard, Sugar Land, Texas 77478-3128 -- 281-276-7000


A Worldwide Leader in
---------------------
[HENLEY HEALTHCARE LOGO]
---------------------
  Pain Management

                                                June 1, 1999


                               NOTICE OF THE 1999
                         ANNUAL MEETING OF SHAREHOLDERS


      The annual meeting of shareholders of Henley Healthcare, Inc. will be held on Friday, July 2, 1999, at 10:00 a.m., at the Sweetwater Country Club, Salon __, 4400 Palm Royale Boulevard, Sugar Land, Texas to consider and take action on the following matters:

      1. Election of six directors to serve until the next annual meeting of shareholders;

      2. Approval of the elimination of our obligations to redeem shares of Series B and C Convertible Preferred stock when shares of common stock are issued on conversion of the Series B and C shares and the exercise of related warrants in excess of limitations set by the Nasdaq SmallCap rules; and

      3. Transaction of any other business that is properly raised at the meeting.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE TWO MATTERS.

                                                Sincerely,

                                                Dan D. Sudduth
                                                EXECUTIVE VICE PRESIDENT, CHIEF
                                                FINANCIAL OFFICER AND SECRETARY

                           HENLEY HEALTHCARE, INC.

                            120 Industrial Boulevard
                          Sugar Land, Texas 77478-3128

-------------------------------------------------------------------------------
                               PROXY STATEMENT
-------------------------------------------------------------------------------


ANNUAL MEETING INFORMATION

   This proxy statement contains information related to our annual meeting of shareholders to be held on Friday, July 2, 1999, beginning at 10 a.m., at the Sweetwater Country Club, Salon __, 4400 Palm Royale Boulevard, Sugar Land, Texas, and at any postponements or adjournments of the meeting. This proxy statement was prepared under the direction of our Board of Directors to solicit your proxy for use at the annual meeting.It is being mailed to shareholders on June 1, 1999.

WHO IS ENTITLED TO VOTE?

   Shareholders owning our common stock on May 25, 1999, the record date, are entitled to vote at the annual meeting, or any postponement or adjournment of the meeting. Each shareholder has one vote per share on all matters to be voted on. On May 25, 1999, there were 5,789,820 shares of common stock outstanding.

WHAT AM I VOTING ON?

   You will be asked to elect nominees to serve on the Board of Directors and to approve the elimination of our redemption obligations related to possible future issuances of common stock in excess of Nasdaq limitations. We are not aware of any other matters to be presented for action at the meeting. If any other matter requiring your vote should arise, your proxy holders, Michael Barbour and Dan Sudduth, will vote in accordance with their best judgment.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE ON THE PROPOSALS?

   The Board recommends a vote FOR each of the nominees and FOR the approval of the elimination of our redemption obligations related to possible future issuances of common stock in excess of Nasdaq limitations.

HOW DO I VOTE?

   Sign and date the proxy card you receive and return it in the prepaid envelope. If you sign your proxy card, but do not mark your choices, your proxy holders will vote for the persons nominated for election as directors and as approving the elimination of our redemption obligations related to possible future issuances of common stock in excess of the Nasdaq limitations.

CAN I REVOKE MY PROXY?

   You can revoke your proxy card at any time before it is exercised. To do so, you must:

   o give written notice of revocation to the Corporate Secretary at the address listed on the front page of this proxy statement;

   o  submit another properly signed proxy card with a more recent date; or

   o  vote in person at the meeting.

WHAT IS A QUORUM?

   A "quorum" is the presence at the meeting, in person or by proxy, of the holders of the majority of the outstanding shares. There must be a quorum for the meeting to be held. Abstentions are counted for purposes of determining the presence or absence of a quorum. Shares held by brokers in street name and for which the beneficial owners have withheld the discretion to vote from brokers are called "broker non-votes." They are not counted to determine if a quorum is present and are not considered a vote cast under Texas law.


 WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

   The director nominees will be elected by a plurality of the votes cast at the annual meeting. All other matters to be considered at the meeting require the affirmative vote of a majority of the votes cast. In a plurality vote, abstentions are not considered a vote cast and will not affect the outcome. In a majority vote, however, express abstentions are considered a vote cast and have the effect of a vote against a particular matter. Broker non-votes will not affect the outcome of any vote on the matters presented at the annual meeting because they are not considered a vote cast under Texas law.

 WHO WILL COUNT THE VOTE?

   Olde Monmouth Stock Transfer Company, Inc., our transfer agent, will tabulate the votes cast by proxy or in person at the annual meeting.

WHAT ARE THE DEADLINES FOR SHAREHOLDER ROPOSALS FOR NEXT YEAR'S ANNUAL MEETING?

   You may submit proposals on matters appropriate for shareholder action at future annual meetings by following the rules of the Securities and Exchange Commission. We must receive proposals intended for inclusion in next year's proxy statement and proxy card no later than February 1, 2000.

   If we do not receive notice of any other matter that you wish to raise at the annual meeting in 2000 by April 19, 2000 and that matter is raised at that meeting, the proxy holders will have discretionary authority to vote on the matter. All proposals and notifications should be addressed to the Corporate Secretary at the address listed on the front of this proxy statement.


 HOW MUCH DID THIS PROXY SOLICITATION COST?

   We have not engaged anyone to solicit proxies for us. We do, however, reimburse banks, brokerage firms and other institutions, nominees, custodians and fiduciaries for their reasonable expenses for sending proxy materials to beneficial owners and obtaining their voting instructions. Our directors, officers and regular employees and those of our subsidiaries may solicit proxies personally or by telephone or facsimile without additional compensation.

-------------------------------------------------------------------------------
                         ITEM 1 -- ELECTION OF DIRECTORS
-------------------------------------------------------------------------------

NOMINEES

   Six directors will be elected at the annual meeting. Directors will serve until the next annual meeting or until their earlier resignation or removal. If any nominee is not available for election, proxies will be voted for another person nominated by the Board of Directors or the size of the Board will be reduced. All six members of the Board of Directors elected at last year's annual meeting are standing for election this year.

The nominees are:

-------------------------------------------------------------------------------
MICHAEL M. BARBOUR
DIRECTOR SINCE 1991
AGE 54
-------------------------------------------------------------------------------

   Mr. Barbour has served as President and Chief Executive Officer of the Company since May 1991. He has over 13 years experience in the field of laser products. Before forming Lasermedics, Inc., our predecessor, he was the President of Medical Training Centers of America, formerly The Houston Laser Institute, from January 1987 to April 1991, which he founded to train doctors in the medical and surgical use of lasers. From April 1984 to January 1987, he was President of Surgimedics, a Houston, Texas, manufacturer and distributor of medical products. He graduated from the University of Houston in 1967 with a B.B.A. in marketing.

-------------------------------------------------------------------------------
DAN D. SUDDUTH
DIRECTOR SINCE 1996
AGE 57
-------------------------------------------------------------------------------

   Mr. Sudduth joined the Company as Executive Vice President and Chief Financial Officer in February 1997. He has been a director of the Company since January 1996. He was Chief Financial Officer for Mezzanine Telecom, Inc., a Houston-based telecommunications company, from 1994 to January 1997 and currently serves as a director of that company. During 1995 and 1996, he was President and a director of AMC Home Healthcare, Inc., a respiratory therapy company in Houston, Chairman of Mezzanine Financial Relations, Inc., a merchant banking firm in Houston, and Chief Financial Officer and Director of Creative Communications International, Inc., a Houston telecommunications company. From 1992 to 1994, he served as Chairman and Chief Executive Officer of Heart Labs of America, Inc. From 1988 to 1992, he was President and Chief Financial Officer of American Biomed, Inc. He received a B.B.A. in 1964 from Lamar University.

-------------------------------------------------------------------------------
CHADWICK F. SMITH, M.D.
DIRECTOR SINCE 1991
AGE 65
-------------------------------------------------------------------------------

   Dr. Smith has served as a director of the Company since May 1991 and Chairman of the Board since June 1993. He has also been a consultant to the Company. He is a Clinical Professor of Orthopedic Surgery at the University of Southern California School of Medicine, a position he has held since 1981. He has also been a member of the Medical Staff of Orthopedic Hospital, Los Angeles, California since 1966. He graduated with a B.A. from Southern Methodist University in 1954 and graduated from the University of Texas medical school in 1958. He has been a diplomat of the American Board of Orthopedic Surgery since 1968.

-------------------------------------------------------------------------------
PEDRO A. RUBIO, M.D., PH.D.
DIRECTOR SINCE 1996
AGE 53
-------------------------------------------------------------------------------

   Dr. Rubio has been a Director of the Company since January 1996. He is currently a Clinical Associate Professor of Surgery at the University of Texas Health Science Center in Houston. He served as World President of the International College of Surgeons in 1995, and was Chairman of the Department of Surgery at the Columbia/ HCA Medical Center Hospital in Houston from 1976 to 1994, when he became Chairman Emeritus. He is a member of the European Academy of Sciences, the Mexican Academy of Medical Sciences and the Academia Mexicana de Cirugia. He is a diplomate of eleven American and Mexican medical boards and holds sub-specialty certifications in two fields. He holds the degrees of Bachelor of Science, Master of Science in Surgical Technology, Doctor of Philosophy in Biomedical Technology and Doctor of Medicine and Surgery. He is Chairman of the Board and Medical Director of the National Association of Preferred Providers. He is also a widely published author, as well as a medical legal consultant and arbitrator.

-------------------------------------------------------------------------------
KENNETH W. DAVIDSON
DIRECTOR SINCE 1996
AGE 51
-------------------------------------------------------------------------------

   Mr. Davidson has been a Director of the Company since April 1996. He has also been President, Chief Executive Officer and Chairman of the Board of Maxxim Medical, Inc. since November 1986, and a director since 1982. For more information about his relationship with Maxxim, see the section below entitled "Certain Relationships and Related Transactions." Before then, he was the Corporate Director of Business Development at Intermedics, Inc., which is principally a manufacturer of implantable devices such as pacemakers. He is also a director of Encore Orthopedics, Inc., a designer and manufacturer of implantable orthopedic devices.

-------------------------------------------------------------------------------
ERNEST J. HENLEY, PH.D.
DIRECTOR SINCE 1996
AGE 72
-------------------------------------------------------------------------------

   Dr. Henley has been a director of the Company since April 1996, and is also a consultant to the Company. He has been a director of Maxxim since 1976. For more information about his relationship with Maxxim, see the section below entitled "Certain Relationships and Related Transactions." His principal employment for more than fifteen years has been as a Professor of Chemical Engineering at the University of Houston.

BOARD COMMITTEES AND MEETING ATTENDANCE

   The Board of Directors has two committees, the Audit and Compensation Committees. These committees report their actions to the full Board at its next regular meeting. A description of each committee's duties follows the table below.


           --------------------------------------------------
                COMMITTEE MEMBERSHIP AND MEETINGS HELD
           --------------------------------------------------
           NAME                   AUDIT       COMPENSATION
           --------------------------------------------------
           Mr. Barbour
           --------------------------------------------------
           Mr. Sudduth
           --------------------------------------------------
           Dr. Smith                X
           --------------------------------------------------
           Dr. Rubio                               X
           --------------------------------------------------
           Mr. Davidson             X
           --------------------------------------------------
           Dr. Henley                              X
           --------------------------------------------------
           No. of Meetings in
           Fiscal 1998*             2              3
           --------------------------------------------------

             X  Member

             * The full Board held eleven meetings during 1998. All incumbent directors attended at least 75% of the aggregate of all meetings of the Board of Directors and its committees.

AUDIT COMMITTEE

   o Examines the activities of our independent auditors to determine whether their activities are reasonably designed to assure the soundness of accounting and financial procedures.

   o Reviews our accounting policies and the objectivity of our financial reporting.

   o Considers annually the qualifications of our independent auditors and the scope of their audit and makes recommendations to the Board as to their selection.

 COMPENSATION COMMITTEE

   o Reviews and determines the salaries for senior executive officers and key officers and employees who participate in various incentive compensation plans.

   o Approves the granting of stock options, including the number of shares subject to and the exercise price of, each stock option granted under our various stock option plans.

   o Reviews personnel compensation policies, benefit programs, and any major changes to such policies and programs, as well as administering them.

COMPENSATION OF DIRECTORS

DIRECTORS' EQUITY COMPENSATION PLANS

    Effective January 15, 1996, the Board of Directors adopted the following plans which were approved by our shareholders in July 1996:

-------------------------------------------------------------------------------
                                   AGGREGATE
                                    AMOUNT
                                  OF COMMON   TYPES OF AWARDS
                    ELIGIBLE        STOCK     ISSUABLE UNDER       AMOUNT
NAME OF PLAN       PARTICIPANTS   ISSUABLE(1)     PLAN            OF AWARD
-------------------------------------------------------------------------------
                                                Options,
                   Officers,                    Restricted
                   Employees,                   Stock, Phantom
                   Consultants                  Stock, Common    Determined by
1996 Incentive     and Employee                 Stock, Cash      Compensation
Stock Plan         Directors      1,200,000     Bonus            Committee
-------------------------------------------------------------------------------
                                                                 Option for
                                                                 25,000 shares
                                                                 upon initial
                                                                 election;
                                                                 option for
1996 Non-Employee                               Non-Qualified    10,000 shares
Directors Stock    Non-Employee                 Stock Options    upon re-
Option Plan        Directors        250,000     (2)              election
-------------------------------------------------------------------------------

(1) On February 17, 1998, we filed a registration statement on Form S-8 covering all of the shares issuable under both plans with the Securities and Exchange Commission.

(2) The Company may also pay a cash fee to non-employee directors for serving on and attending meetings of the Board of Directors. The Board of Directors sets the amount of such fees from time to time. During 1998, we paid our non-employee directors $500 for each meeting attended.

1998 TOTAL DIRECTOR COMPENSATION

    The following table shows all components of 1998 director compensation:

-------------------------------------------------------------------------------
                                                 STOCK OPTIONS (1)
                                      -----------------------------------------
                           CASH                            1996 NON-EMPLOYEE
                       COMPENSATION    1996 INCENTIVE   DIRECTORS STOCK OPTION
  TYPE OF DIRECTOR      PER MEETING      STOCK PLAN             PLAN
-------------------------------------------------------------------------------
Employee Directors        ______           25,000              ______
-------------------------------------------------------------------------------
Non-Employee
Directors                  $500            ______              10,000
-------------------------------------------------------------------------------

(1) Amounts shown are the maximum number of shares of common stock acquirable under each option.

COMPENSATION OF EXECUTIVE OFFICERS

   Our executive officers serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board of Directors at its first meeting after the annual meeting of shareholders.

   All of our executive officers are listed in the following table, and certain information about those officers who are not also members of the Board of Directors follows the table:

--------------------------------------------------------------------------------
NAME                AGE   POSITION
--------------------------------------------------------------------------------
Michael M. Barbour  54    Director, President and Chief Executive Officer
--------------------------------------------------------------------------------
Dan D. Sudduth      57    Director, Executive Vice President and Chief
                          Financial Officer and Secretary
--------------------------------------------------------------------------------
Theron L. Morrow    44    Vice President -- U.S. Sales and Marketing
--------------------------------------------------------------------------------
Daniel M. Lavelle   48    Vice President-- International Sales and Marketing
--------------------------------------------------------------------------------
Tracy L. Mathews    37    Vice President and Controller
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    THERON L. MORROW has been our Vice President-Sales and Marketing since November 1997.  He has over 12 years of experience in the medical devices industry. From 1991 to 1996, he was Divisional Vice President of Marketing for Maxxim. He holds a B.S. degree in sports medical sciences from Texas Christian University.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    DANIEL M. LAVELLE has been our Vice President of International Sales and Marketing since May 1996.  He has 19 years of experience in the physical medicine rehabilitation markets with major emphasis on international distribution.  From 1989 to May 1996, he was a Divisional
 Vice President for Maxxim Medical, Inc.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    TRACY L. MATHEWS has been our Vice President since June 1998 and Controller since April 1996. He has over 14 years of experience in accounting after graduating from Lamar University in 1984 with a B.B.A. in accounting. He worked as a staff accountant and then an accounting manager for Goodman Manufacturing, one of the world's largest manufacturers of air conditioners, from 1984 to 1990. From 1990 to 1991, he was an accounting manager for Thermal Supply. Beginning in 1991, he worked as a staff accountant for Southwest Medical Packaging until he was promoted to Controller when it was acquired by Maxxim in April 1994. Before our acquisition of Maxxim's Henley Healthcare division in April 1996, he became the controller of the Henley division and remains in that position today. He is a certified public accountant.
--------------------------------------------------------------------------------

SUMMARY OF EXECUTIVE COMPENSATION

   The following table provides information concerning compensation paid or accrued during the fiscal years ended December 31, 1998, 1997 and 1996 to our three highest paid executive officers, Messrs. Barbour, Sudduth and Morrow. During 1998, 1997 and 1996, no other executive officers received compensation which exceeded $100,000.

--------------------------------------------------------------------------------
                     SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------
                                                                     LONG TERM
                                                                    COMPENSATION
                                      ANNUAL COMPENSATION              AWARDS
--------------------------------------------------------------------------------
                                                         OTHER       SECURITIES
     NAME AND                                           ANNUAL       UNDERLYING
PRINCIPAL POSITION    YEAR      SALARY      BONUS     COMPENSATION   OPTIONS (#)
--------------------------------------------------------------------------------
Michael M. Barbour
PRESIDENT AND         1998     $147,200    $50,000        --           11,666
CHIEF EXECUTIVE       1997     $160,000    $40,000        --            3,333
OFFICER               1996     $171,657      --           --             --
--------------------------------------------------------------------------------
Dan D. Sudduth (1)
CHIEF FINANCIAL       1998     $138,000    $30,000                     11,666
OFFICER               1997     $134,811      --           --            3,333
--------------------------------------------------------------------------------
Theron L. Morrow
VICE PRESIDENT -      1998      $87,016    $15,000        --            1,667
SALES AND             1997      $60,000      --           --             --
MARKETING             1996      $55,000      --           --             --
--------------------------------------------------------------------------------

(1) Mr. Sudduth was a consultant to the Company prior to February 1997, at which time he became an employee.

      The following table provides certain information about common stock options granted during 1998 by Messrs. Barbour, Sudduth and Morrow:

--------------------------------------------------------------------------------
                          OPTION GRANTS DURING 1998
--------------------------------------------------------------------------------
                       NUMBER OF       PERCENT OF
                      SECURITIES          TOTAL
                      UNDERLYING         OPTIONS      EXERCISE
                    OPTIONS GRANTED    GRANTED TO       PRICE     EXPIRATION
NAME                      (#)           EMPLOYEES     ($/SHARE)      DATE
--------------------------------------------------------------------------------
Michael M.Barbour       25,000             29%          6.125      7/16/2008
--------------------------------------------------------------------------------
Dan D. Sudduth          25,000             29%          6.125      7/16/2008
--------------------------------------------------------------------------------
Theron L. Morrow         5,000             6%           3.000     12/30/2008
--------------------------------------------------------------------------------

   The following table provides certain information about option exercises during 1998 by Messrs. Barbour, Sudduth and Morrow:

------------------------------------------------------------------------------------------------------
                       AGGREGATED OPTION EXERCISES DURING 1998 AND YEAR END OPTION VALUES
------------------------------------------------------------------------------------------------------
                                                                               VALUE OF UNEXERCISED
                      SHARES                     NUMBER OF SECURITIES          IN-THE-MONEY OPTIONS
                     ACQUIRED                   UNDERLYING UNEXERCISED                  AT
                        ON         VALUE           OPTIONS AT FISCAL             FISCAL YEAR END
  NAME               EXERCISE     REALIZED           YEAR END (#)                REALIZED ($) (1)
------------------------------------------------------------------------------------------------------
                                             EXERCISABLE   UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
------------------------------------------------------------------------------------------------------
Michael M. Barbour    --            --         240,000        20,000              --          --
------------------------------------------------------------------------------------------------------
Dan D. Sudduth        --            --          50,000        20,000              --          --
------------------------------------------------------------------------------------------------------
Theron L. Morrow      --            --           5,000         3,333              --          --
------------------------------------------------------------------------------------------------------

(1) Calculated by multiplying the number of shares underlying outstanding in-the-money options by the difference between the last sales price of the common stock on December 31, 1998 ($3.00 per share) and the exercise prices, which range between $3.00 and $7.88 per share. Options are in-the-money if the fair market value of the underlying common stock exceeds the exercise price of the option.

EXECUTIVE EMPLOYMENT CONTRACTS

   In November 1996, we entered into an agreement with Mr. Barbour, effective May 1, 1996, employing him as our Chief Executive Officer at an annual base salary of $160,000. The agreement also provided for an annual bonus amount based on a specific formula as provided in the agreement. The agreement terminated on December 31, 1998.


VOTING AGREEMENTS REGARDING ELECTION

   Under the terms of a purchase agreement between us and Maxxim Medical, Inc. dated April 30, 1996, we acquired certain assets and assumed certain liabilities of the Henley Healthcare Division of Maxxim. Dr. Smith, Mr. Barbour and Maxxim entered into a voting agreement related to the purchase agreement under which Dr. Smith and Mr. Barbour agreed to vote their shares of common stock for a designee of Maxxim until certain specified conditions are met. Under the voting agreement, Mr. Davidson was designated by Maxxim to be its designee and was named as one of our directors effective May 1, 1996. Mr. Davidson is nominated for re-election at the annual meeting.

SECURITIES OWNERSHIP OF MANAGEMENT

   The following table contains information about the number and percentage of shares of common stock beneficially owned on May 25, 1999, by:

   o any person or group known by us to beneficially own 5 percent or more of our common stock;

   o  each executive officer;

   o  each director; and

   o  all executive officers and directors as a group


--------------------------------------------------------------------------------
NAME AND ADDRESS                          AMOUNT AND NATURE OF     PERCENT
BENEFICIAL OWNER (1)                    BENEFICIAL OWNERSHIP (2)  OF CLASS
--------------------------------------------------------------------------------
Maxxim Medical, Inc.
      10300 49th Street North
      Clearwater, FL 33762                   2,525,000 (3)          34.6%
--------------------------------------------------------------------------------
Chadwick F. Smith, MD
      1127 Wilshire Blvd.
      Los Angeles, California 90017           540,666 (4)           9.0%
--------------------------------------------------------------------------------
Michael M. Barbour                            491,748 (5)           8.2%
--------------------------------------------------------------------------------
Pedro A. Rubio, MD, Ph.D                      239,128 (6)           4.1%
--------------------------------------------------------------------------------
Dan D. Sudduth                                158,511 (7)           2.7%
--------------------------------------------------------------------------------
Ernest J. Henley, Ph.D.                        55,000 (8)             *
--------------------------------------------------------------------------------
Kenneth W. Davidson
      10300 49th Street North
      Clearwater, FL 33762                     30,000 (8)             *
--------------------------------------------------------------------------------
Tracy Matthews                                 15,867 (9)             *
--------------------------------------------------------------------------------
Dan Lavelle                                    15,767 (9)             *
--------------------------------------------------------------------------------
Theron Morrow                                  15,667 (9)             *
--------------------------------------------------------------------------------
All Executive Officers and Directors
as a Group (9 persons)                      1,562,354              27.0%
-----------------------------------------------------------------------------
*     Less than 1.0% of outstanding shares

NOTES TO BENEFICIAL OWNERSHIP TABLE ON PREVIOUS PAGE

(1) Unless otherwise specified, the address of each beneficial owner is c/o Henley Healthcare, Inc., 120 Industrial Boulevard, Sugar Land, Texas 77478.

(2) Except as otherwise indicated, all shares are beneficially owned, and the sole investment and voting power is held, by the person named. This table is based on information supplied by the officers, directors and principal shareholders and reporting forms, if any, filed with the Securities and Exchange Commission on behalf of such persons. A person is deemed to beneficially own shares of common stock underlying options, warrants or other convertible securities if the stock can be acquired by such person within sixty days of the date hereof.

(3) In addition to holding 1,025,000 shares of common stock, Maxxim is the holder of the Maxxim Note, which is currently convertible into 1,500,000 shares of common stock (subject to adjustment). See "Certain Relationships and Related Transactions."

(4) Includes 245,000 shares issuable upon exercise of currently exercisable options.

(5) Includes 240,000 shares issuable upon exercise of currently exercisable options.

(6) Includes 88,333 shares issuable upon exercise of currently exercisable options.

(7) Includes 75,000 shares issuable upon exercise of currently exercisable options or warrants.

(8) The 55,000 and 30,000 shares listed for each of Dr. Henley and Mr. Davidson, respectively, consist entirely of warrants and/or options exercisable as of the date hereof.

(9) Includes 1,667 shares issuable upon exercise of currently exercisable options.


SECTION 16(a) -- BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Based on our records, we believe that in 1998 all of our directors, officers and principal shareholders complied with all Securities and Exchange Commission reporting requirements applicable to them.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   On April 30, 1996, we signed an agreement with Maxxim, under which we purchased certain assets and assumed certain liabilities for a purchase price of approximately $13.5 million. The purchase price was paid by the issuance of our convertible subordinated promissory note in the principal amount of $7 million, with the balance of the purchase price paid in cash provided through bank financing. Mr. Davidson and Dr. Henley are currently employed by Maxxim, with Mr. Davidson serving as Chairman of the Board, Chief Executive Officer and President and Dr. Henley serving as a director and consultant. Dr. Henley's consulting agreement, which was entered into in 1987, was acquired in the transaction with Maxxim. The agreement included a monthly consulting fee of $5,833 and terminated on October 31, 1997. We currently use Dr. Henley's services on an as-needed basis for a monthly consulting fee of $1,750.

   In connection with the April 1996 agreement with Maxxim, we issued Maxxim a convertible subordinated promissory note in the principal amount of $7 million. The note is due and payable on May 1, 2003 with interest payable semi-annually on November 1 and May 1 of each year and calculated at a rate equal to 2 percent per year and increasing at a rate of 2 percent per year. The note is secured by a second lien on substantially all of our assets. We may redeem all or any portion of the outstanding principal amount of the note at redemption prices ranging from 104 percent to 110 percent of the principal amount being redeemed, depending upon when the redemption occurs. In addition, the note is subject to mandatory redemption in annual principal installments of $1.4 million beginning on May 1, 1999 at premiums starting at 7 percent and decreasing by 1 percent each year. We are currently in negotiations with Maxxim concerning this initial principal payment. We are also required to redeem 40 percent of the note upon the completion of a public offering. The note was originally convertible into common stock at a conversion price of $3 per share. However, the conversion price was lowered to $2 per share during September 1997 in connection with certain amendments to our credit facilities with Comerica Bank at that time. Upon any default under the note, the conversion price will be automatically adjusted to an amount equal to the lesser of the conversion price then in effect or 80 percent of the average market price for our common stock for the 30 trading days immediately before the default. The conversion price is also subject to adjustment upon the occurrence of certain events, including issuances of common stock for less than the conversion price, to provide antidilution protection.

   In February and March 1998, we signed agreements with Maxxim under which Maxxim converted an aggregate of $4 million of the note into an aggregate of 2 million shares of our common stock. The conversions were based on the conversion price of $2.00 per share under the note. The agreements also provide that the entire $4 million converted under the note reduces the principal amount of the note and will be applied to our full redemption obligation due in the years 2003 and 2002 and partially to our redemption obligation due in the year 2001. We have filed a registration statement covering the resale of the shares of common stock issued to Maxxim as a result of the conversions described above.

   Effective May 1996, we signed a consulting agreement with Dr. Smith, one of our directors. The agreement included annual compensation of $90,000 and terminated on December 31, 1998.

   In May 1996, the Company entered into an agreement with Mezzanine Financial Relations, Inc., a financial relations company, under which Mezzanine agreed to provide financial consulting services for potential mergers and acquisitions for a monthly fee of $10,000. Mr. Sudduth, our Executive Vice President, Chief Financial Officer and a Director, is a shareholder of Mezzanine and its Chairman of the Board. The agreement terminated on January 31, 1997.

   In February 1998, we signed an agreement with Maxxim under which we acquired an office and warehouse building located in Sugar Land, Texas, for a purchase price of approximately $1.3 million. The purchase price was financed with a $1.3 million bank term note due on February 12, 2013.

   On February 9, 1998, we purchased substantially all of the assets and assumed certain liabilities from AMC Acquisition Corp. for an estimated purchase price of $450,000 plus related acquisition costs of approximately $30,000. The purchase price was paid by the issuance of 68,000 shares of common stock, with a market price of approximately $6.618 per share. Mr. Sudduth and his son, Britton
D. Sudduth, were shareholders of AMC and each received 17,000 shares of common stock valued at $112,506.

   In addition to the compensation earned by the named executive officers, the following executive officers and managers earned compensation as listed below during 1998:

--------------------------------------------------------------------------------
                                                                        TOTAL
NAME                                POSITION                        COMPENSATION
--------------------------------------------------------------------------------
                      Vice President - International Sales and
Daniel M. Lavelle     Marketing                                       $69,618
--------------------------------------------------------------------------------
Tracy L. Mathews      Vice President - Operations, Controller         $73,517
--------------------------------------------------------------------------------
Steve Barbour (1)     Sales Manager                                  $108,402
--------------------------------------------------------------------------------
(1)  Mr. Barbour is the brother of Michael M. Barbour,  our Chief Executive
     Officer.

INDEPENDENT AUDITORS

   Arthur Andersen LLP has served as our independent auditors since October 1997. We have not proposed any formal action to be taken at the annual meeting concerning the continued employment of Arthur Andersen.

   Representatives of Arthur Andersen plan to attend the annual meeting and will be available to answer appropriate questions. Its representatives will be able to make a statement at the meeting if they wish, but we do not expect them to do so.

   Before October 1997, Goldstein Golub Kessler & Company, P.C., certified public accountants, served as our independent auditors. During 1997, the audit committee of the Board of Directors considered several independent public accounting firms for possible selection as our auditors for 1997, including GGK. After this review, Arthur Andersen was selected as our independent auditors for 1997. Management had no disagreement with GGK on any material matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. GGK's report on the financial statements for the year ended December 31, 1996 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

--------------------------------------------------------------------------------
                      ITEM 2 -- APPROVAL OF THE ELIMINATION
                      OF OUR REDEMPTION OBLIGATIONS RELATED
                     TO POSSIBLE FUTURE ISSUANCES OF COMMON
                      STOCK IN EXCESS OF NASDAQ LIMITATIONS
--------------------------------------------------------------------------------

THE SERIES C PRIVATE PLACEMENT

    On April 12, 1999, we sold 750 units, at $1,000 each, consisting of :

    o one share of Series C Convertible Preferred Stock, convertible into shares of common stock; and

    o   one warrant to acquire 166.667 shares of common stock,

to Zannett Lombardier, Ltd. in a private placement. The units were sold through The Zannett Securities Corporation, who also served as placement agent for the issuance of similar units of Series B Convertible Preferred Stock and warrants during 1998.

    In order to induce Zannett Securities and Zannett Lombardier to consent to the private placement of the Series C units, we also:

    o amended the Statement of Designation of Rights and Preferences of our Series B Convertible Preferred Stock; and

    o amended certain outstanding warrants to purchase common stock issued in connection with the private placement of the Series B shares on July 1 and August 10, 1998.

RELATED AMENDMENTS TO SERIES B PREFERRED STOCK AND RELATED WARRANTS

   Zannett Lombardier, the sole Series C shareholder, also holds Series B shares and, as a condition to the issuance of the Series C units, required certain amendments to the Series B units. As a result, the Series B Statement of Designation was amended to lower the fixed conversion price to $4.00 from its prior level. The original fixed conversion price was $5.961 for the 2,500 Series B shares sold on July 1, 1998 and $5.665 for the 2,200 Series B shares sold on August 10, 1998. The Series B warrants were amended to reduce the exercise price from $6.00 to $2.64.

SUMMARY OF NASDAQ LIMITATIONS

   Under The Nasdaq SmallCap Market rules, we may not list or issue shares in excess of 20% of our outstanding common stock until we obtain your approval. Therefore, until we receive your approval, the Series B and Series C shareholders may not convert their preferred shares or exercise their related warrants into more than 1,157,963 shares of common stock. Under the terms of an agreement with the Series C shareholder, we have agreed to seek your approval at the annual meeting for the issuance of the full amount of shares of common stock issuable upon conversion of the Series B and Series C shares and the exercise of the related warrants to eliminate this limitation imposed by The Nasdaq SmallCap Market rules.

CONSEQUENCES IF WE DO NOT OBTAIN YOUR APPROVAL

   If we do not obtain your approval, we will be prohibited under the terms of our listing agreement with the Nasdaq from issuing more than approximately 1,157,963 shares of common stock in connection with the placement of the Series C units and the amendment of the Series B units. This number of shares is slightly less than 20% of the shares of common stock outstanding on the record date, excluding any shares held in treasury. If we do not obtain your approval at the annual meeting, we will be obligated to redeem at a premium for cash any portion of the Series B or Series C shares not convertible into common shares as a result of these Nasdaq limitations.

SUMMARY OF SERIES C PREFERRED STOCK TERMS

DIVIDENDS

   The Series C shares bear no dividends, and the Series C shareholder is not entitled to receive any dividends on them.

   However, the Series C shareholder is entitled to a premium on the Series C shares to be paid at the time of conversion of the shares or the redemption of the premium. The amount of the premium depends primarily upon the number of days elapsed between the date of issuance and the date the Series C shares are converted by the Series C shareholder or the premium is redeemed by us. The maximum annual premium for each Series C share is $100.

 VOTING RIGHTS

   The Series C shareholder has no voting power whatsoever, except as otherwise provided by Texas law. This means that whenever the vote of a particular class of stock that includes the Series C shares is required for a particular matter, the Series C shareholder will be entitled to vote on that matter.


 LIQUIDATION PREFERENCE

   If we liquidate, dissolve or wind up our operations, the Series C shareholder and the holders of any other classes of stock that rank equal to or higher than the Series C shares will receive a distribution equal to the stated value of their shares, plus any accrued premium. If our assets at the time of liquidation are not sufficient to satisfy the liquidation value of the Series C shares and the other preferred classes of stock, then the holders of those securities will each receive their pro-rata portion of our assets legally available for distribution at that time.

 REDEMPTION

   The Series C shares may be redeemed under certain circumstances. The Series C shareholder may require us to redeem the Series C shares if:

    o any shares of common stock are suspended from trading or cease to be listed on an exchange or national market;

    o we fail to remove any restrictive legend on shares of common stock issued upon conversion of the Series C shares;

    o we notify the Series C shareholder that we will not issue any common stock upon conversion of its Series C shares; or

    o   we undergo a change in control.

   At any time we may redeem the Series C shares instead of allowing a conversion of the shares and issuing common stock. The redemption price is determined by a formula in the Series C Statement of Designation which includes a premium over the face value of the shares.

    We must also redeem any Series C shares that cannot be converted into common stock due to Nasdaq limitations. See the section above entitled "Consequences If We Do Not Obtain Your Approval."

RANKING

   For purposes of distribution of assets upon our liquidation, dissolution or winding up, the Series C shares rank:

    o   higher than the common stock;

    o higher than any class or series of stock created in the future that, by its terms, ranks lower than the Series C shares;

    o lower than any class or series of stock created in the future that, by its terms, ranks higher than the Series C shares; and

    o equally with the Series A preferred stock, the Series B preferred stock and any other class or series of stock created in the future.

    However, we must obtain the consent of the Series C shareholder before creating any class of stock that ranks equal to or higher than the Series C shares.

CONVERSION

    The Series C shares are convertible into common stock at the lesser of :

    o 87% of the average closing bid price for our common stock as reported by Nasdaq for any three consecutive trading days chosen by the Series C shareholder during the period beginning on the twentieth day before the conversion date for that conversion and ending on such conversion date; or

    o   $2.875, the closing price for our common stock on April 12, 1999.

    However, the conversion price cannot be less than $1.75 if we meet certain quarterly and annual revenue and net income tests for the first quarter of 1999 and continue to meet these tests in the future.

REGISTRATION RIGHTS

    We have agreed to prepare and file a registration statement with the SEC to register at least 175% of the number of shares of common stock issuable at the time of filing on the conversion of the Series C shares and the related warrants on or before May 27, 1999.

    If the registration statement does not become effective on or before 120 days after the filing date, we will be subject to a penalty of approximately $11,250 per month for each month the common shares remain unregistered beyond that period.

NO SHORT SALES

   The Series C shareholder has agreed not take any action intended to increase or decrease the trading price of the common stock during any period when this type of activity could affect the conversion price of the Series C shares.

EFFECT OF CONVERSION OF PREFERRED STOCK AND RELATED WARRANTS ON YOU

   When the Series B and C shareholders convert their shares of preferred stock and exercise their related warrants, we will issue the amount of common stock required by the Series B and C Statements of Designation and the warrants. The issuance of common stock on the conversion of the preferred stock and exercise of the related warrants will have no effect on your rights or privileges as common shareholders, other than reducing your voting power and economic benefit in proportion to the percentage of the outstanding common shares you own at the time of the issuance. Before conversion of their preferred shares, the Series B and C shareholders will have a higher liquidation preference if we dissolve or liquidate.

   The exact number of shares of common stock issuable on conversion of the Series B and C shares cannot currently be determined, but the amount of any issuances will vary inversely with the market price of the common stock. Your economic benefits and voting power may be diluted by issuances of common stock on conversion of the Series B and C shares and exercise of the related warrants to an extent that depends on:

   o  the future market price of the common stock;

   o the timing of conversions of Series B and C shares and exercise of the related warrants; and

   o whether we opt to pay cash to the Series B and C shareholders in lieu of issuing additional shares of common stock.

USE OF PROCEEDS AND CERTAIN RELATIONSHIPS

USE OF PROCEEDS

   We received net proceeds of approximately $623,750 from the Series C private placement, which we used:

   o to pay approximately $418,050 in penalties owed to the Series A preferred shareholders as a result of delays in securing the effectiveness of their related registration statements; and

   o  to pay accrued dividends on the Series A shares in the amount of $39,060.

   We used the remaining $169,640 for general working capital purposes.

INTERESTS OF CERTAIN PERSONS

   Due to a contractual limitation in the Series B and C unit documents limiting its ownership at any one time to 4.99%, Zannett Lombardier, the sole purchaser of the Series C units, did not hold 5 percent or more of our common stock, nor is it an affiliate of any of our directors, executive officers or 5 percent shareholders.

CERTAIN VOTING AND STANDOFF AGREEMENTS

   Some of our directors and executive officers have agreed to vote all shares of common stock owned by them for the approval of this item of business. As of the record date these directors and executive officers have the power to vote 1,114,168 shares of common stock, representing 19.2% of our outstanding shares.

VOTE REQUIRED

   A majority of the shares cast at the annual meeting must affirmatively vote to approve the elimination of our redemption obligations related to the possible issuance of common stock in excess of the Nasdaq limitations. Our Board of Directors recommends that you vote FOR this item of business.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   We incorporate by reference the following documents into this proxy statement, copies of which are being provided to you with this proxy statement:

   1. Annual Report on Form 10-KSB for the year ended December 31, 1998, as amended by the Form 10-KSB/A filed on April 30, 1999.

   2. Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999.

AVAILABLE INFORMATION

   We are subject to the information requirements of the Securities Exchange Act of 1934 and are required to file reports, proxy statements and other information with the SEC. The reports, proxy statements and other information that we file may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC Regional Offices located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60621-2511, or on the SEC's Internet website at http://www.sec.gov. You may obtain copies of these materials by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                             HENLEY HEALTHCARE, INC.
               THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 2, 1999

    PROXY               The undersigned shareholder of Henley Healthcare, Inc.
     FOR          (the "Company") hereby appoints Michael M. Barbour and Dan D.
   ANNUAL         Sudduth, or either of them, the true and lawful attorneys,
   MEETING        agents and proxies of the undersigned, each with full power of
     OF           substitution, to vote on behalf of the undersigned at the
SHAREHOLDERS      Annual Meeting of Shareholders of the Company to be held at the Sweetwater Country Club, Salon ____, located at 4400 Palm
JULY 2, 1999      Royale Boulevard, Sugar Land, Texas 77479, on Friday, July 2,
                  1999, at 10:00 a.m., Houston Time, and at any adjournments of the meeting, all of the shares of the Company's common stock in the name of the undersigned or which the undersigned may be entitled to vote.

1.  THE ELECTION OF DIRECTORS

    [ ] FOR the election of Michael M. Barbour, Dr. Chadwick F. Smith, Dan D.
        Sudduth, Dr. Pedro A. Rubio, Kenneth W. Davidson and Dr. Ernest J. Henley as directors.

    [ ] WITHHOLD AUTHORITY to vote on ALL nominees for director listed above.

    [ ] WITHHOLD AUTHORITY to vote ONLY for the nominee or nominees, written on the line provided below:



2. APPROVAL OF THE ELIMINATION OF OUR REDEMPTION OBLIGATIONS RELATED TO POSSIBLE FUTURE ISSUANCES OF COMMON STOCK IN EXCESS OF NASDAQ LIMITATIONS

    [ ] FOR the elimination of our redemption obligations related to possible future issuances of common stock in excess of Nasdaq limitations.

    [ ] AGAINST the elimination of our redemption obligations related to possible future issuances of common stock in excess of Nasdaq limitations.

    [ ] ABSTAIN from voting on the elimination of our redemption obligations related to the possible future issuances of common stock in excess of Nasdaq limitations.

3. In their discretion, upon such other matters as may properly come before the meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.

           (THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE.)

                           (CONTINUED FROM OTHER SIDE)

    PROXY           This Proxy, when properly executed, will be voted in the
     FOR        manner directed herein by the undersigned shareholder. If no
   ANNUAL       direction is made, this Proxy will be voted FOR the election of
   MEETING      the nominees above and for the future issuance of common stock
     OF         in excess of the Nasdaq limitations and in accordance with the
SHAREHOLDERS    discretion of the persons designated above with respect to any other business properly before the meeting.
JULY 2, 1999

      The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished herewith.

Dated ____________________, 1999
                                          _____________________________________
                                                Shareholder's Signature

                                          _____________________________________
                                                Signature if held jointly

                                          Signature should agree with name
                                          printed hereon. If Stock is held in
                                          the name of more than one person, EACH
                                          joint owner should sign. Executors,
                                          administrators, trustees, guardians
                                          and attorneys should indicate the
                                          capacity in which they sign. Attorneys
                                          should submit powers of attorney.

           PLEASE MARK, SIGN, DATE AND RETURN IN THE ENVELOPE ENCLOSED